Exhibit 5(d)

                                     REID & PRIEST LLP
                                    40 West 57th Street
                                 New York, NY  10019-4097
                                  Telephone 212 603-2000
                                     Fax 212 603-2001

                                                            (212) 603-2000


                                                New York, New York
                                                June 30, 1997


             Texas Utilities Electric Company
             Energy Plaza
             1601 Bryan Street
             Dallas, Texas  75201

             Ladies and Gentlemen:

                       Referring to the proposed issuance and sale from
             time to time by Texas Utilities Electric Company (Company) of First Mortgage Bonds (Bonds) and Debt Securities (Securities) in a principal amount not to exceed in the aggregate $448,850,000, as contemplated in Post Effective Amendment No. 1 to registration statement No. 33-83976 (said registration statement, as so amended, the Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

                       1.   The Company is a corporation validly
                            organized and existing under the laws of the State of Texas.

                       2. With respect to those Bonds which are to be issued at any one time (Offered Bonds), all requisite action necessary to make the Offered Bonds, valid, legal and binding obligations of the Company shall have been taken when:

                            (a)  The Board of Directors, an appropriate
                                 committee thereof or the appropriate
                                 officers of the Company shall have
                                 authorized the issuance and sale of the
                                 Offered Bonds, an appropriate
                                 Supplemental Indenture to the Company's
                                 Mortgage and Deed of Trust, dated as of
                                 December 1, 1983, to Irving Trust
                                 Company (now The Bank of New York),
                                 Trustee (Mortgage) and any other action
                                 necessary to the consummation of the
                                 proposed issuance and sale of the
                                 Offered Bonds;

                            (b)  The aforementioned Supplemental
                                 Indenture shall have been duly executed
                                 and delivered by the parties thereto;
                                 and

                            (c)  The Offered Bonds shall have been
                                 issued and delivered for the
                                 consideration contemplated in the
                                 Registration Statement and any
                                 prospectus supplement relating to the
                                 Offered Bonds and in accordance with
                                 the provisions of the Mortgage, as
                                 heretofore supplemented and to be
                                 further supplemented by the
                                 aforementioned Supplemental Indenture.

                       3. With respect to those Securities which are to be issued at any one time (Offered Securities), all requisite action necessary to make the Offered Securities, valid, legal and binding obligations of the Company shall have been taken when:

                            (a)  The Board of Directors, an appropriate
                                 committee thereof or the appropriate
                                 officers of the Company shall have
                                 authorized the issuance and sale of the
                                 Offered Securities, an appropriate loan
                                 agreement, indenture, trust agreement
                                 or other instrument, agreement or
                                 document (Instrument) pursuant to which
                                 the Offered Securities will be issued
                                 and any other action necessary to the
                                 consummation of the proposed issuance
                                 and sale of the Offered Securities;

                            (b)  The Instrument shall have been duly
                                 executed and delivered by the parties
                                 thereto; and

                            (c)  The Offered Securities shall have been
                                 issued and delivered for the
                                 consideration contemplated in the
                                 Registration Statement and any
                                 prospectus supplement relating to the
                                 Offered Securities and in accordance
                                 with the provisions of the Instrument.

                       We are members of the New York Bar and do not
             hold ourselves out as experts on the laws of the state of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of Texas, upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

                       We hereby consent to the use of our name in such
             Registration Statement and to the use of this opinion as an exhibit thereto.


                                                Very truly yours,

                                                /s/ Reid & Priest LLP

                                                Reid & Priest LLP